EXHIBIT 99.1

Seasoned Technology Leader Joins Superconductor Technologies Board of Directors

AUSTIN, Texas , Oct. 22, 2018 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq: SCON) announced the appointment of Julie Johnson to its board of directors effective October 17, 2018, increasing its total number of directors to five.

Jeff Quiram, STI’s president and CEO, stated, “We are very pleased to have Julie join our board. She brings more than 25 years of product management, product development, and technology expertise, in addition to a solid material science and physics background. We look forward to her contributions as we make further progress toward commercialization of our 2G HTS wire for next generation electric machines (NGEMs).”

“I am excited to join STI at this pivotal time in the production of its enhanced Conductus wire for commercial customers,” stated Johnson. “I look forward to working with the Board and the management team to expand the company’s leadership in superconducting innovation and build momentum for long-term growth.”

Ms. Johnson was most recently the Senior Vice President Product Management at VeriFone, a global provider of technology that enables electronic payment transactions. Prior to VeriFone, Ms. Johnson was Corporate Vice President Product Management at Lenovo, a Chinese multinational technology company selling personal computers, tablet computers, smartphones, and other electronic devices. Before Lenovo, she served as Corporate Vice President - Product Management at Google. Prior to Google, Ms. Johnson was Vice President of Product Management at Motorola, a global telecommunications company. Ms. Johnson has a M.B.A. from the Massachusetts Institute of Technology, and a M.S. in Materials Science and Engineering from the Massachusetts Institute of Technology. Ms. Johnson has a B.S. in Math and Physics from Albion College.

About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus® superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement
Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which financing may not be available on acceptable terms or at all) in the very near future, before cash reserves are depleted, to implement our current business plan and maintain our viability; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; the steps required to maintain the listing of our common stock with a U.S. national securities exchange and the impact on the liquidity and trading price of our common stock if we fail to maintain such listing; the cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2017 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact

Moriah Shilton or Kirsten Chapman

LHA      +1-415-433-3777       invest@suptech.com